UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 10, 2010

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 10, 2010, LSB Industries, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  At the Annual Meeting, the stockholders elected four nominees to serve on the Board of Directors in the class whose term will expire in 2013, and ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2010.  The final voting results for each of these matters are set forth below.

1.	Election of Directors:
Nominee	Number of Votes For	Number of Votes Withheld
Charles A. Burtch	15,001,021.5	1,292,594
Robert A. Butkin	13,521,976.5	2,771,639
Jack E. Golsen	14,942,695.5	1,350,920
Horace G. Rhodes	14,999,546.5	1,294,069

There were 2,959,774 broker non-votes on the proposal for election of directors.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm:

Number of Votes For: 18,060,122.5
Number of Votes Against: 1,159,780
Number of Votes Abstaining: 33,487

There were no broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 11, 2010

LSB INDUSTRIES, INC.

By:  /s/ Tony M. Shelby
    Tony M. Shelby,
    Executive Vice President of Finance
    and Chief Financial Officer